U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8 POS
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     WORLD SHOPPING NETWORK, INC.
       (Exact name of registrant as specified in its charter)

                 Delaware                            11-2872782
           (State of Incorporation)        (I.R.S. Employer ID No.)

    1530 Brookhollow Drive, Suite C, Santa Ana, California       92705
         (Address of Principal Executive Offices)             (Zip Code)

    Retainer Stock Plan for Non-Employee Directors and Consultants
                      (Full title of the Plan)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport
Beach, California 92660
               (Name and address of agent for service)

                           (949) 975-0544
  (Telephone number, including area code, of agent for service)

                   CALCULATION OF REGISTRATION FEE


Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered      Maximum     Aggregate  Registration
to be                            Offering    Offering   Fee
Registered                       Price Per   Price
                                 Share (1)
Common
Stock            2,120,000       $0.001      $2,120     $0.56

(1) The Offering Price is used solely for purposes of estimating the registration  fee pursuant to Rule 457(h) promulgated
pursuant to the Securities Act of 1933.   The Offering Price per
Share is established pursuant to a Retainer Stock Plan for Non-
Employee Directors and Consultants

                REGISTRATION OF ADDITIONAL SECURITIES

This Form S-8 POS is being filed for the purpose of registering an additional 120,000 shares under the Retainer Stock Plan for Non-Employee Directors and Consultants. The contents of a Form S-8 filed on May 2, 2000 (File No. 333-36120) are incorporated herein by reference.

                              SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Santa Ana, State of California, on June 7, 2000.

                                   World Shopping Network

                                   By:  /s/ John J. Anton
                                   John J. Anton,
                                   President and Chief Executive Officer

                               EXHIBIT INDEX

Exhibit                  Description                        Method of
Number                                                      Filing

4.1     Retainer Stock Plan for Non-Employee Directors
        and Consultants (incorporated by reference to
        Exhibit 4.1 of the Form S-8 filed on May 2, 2000)   Incorporated
                                                            by Reference

4.2     Consulting Services Agreement (incorporated by
        reference to Exhibit 4.2 of the Form S-8 filed
        on May 2, 2000)                                     Incorporated
                                                            by Reference

4.3     Consulting Services Agreement (incorporated by
        reference to Exhibit 4.3 of the Form S-8 filed
        on May 2, 2000)                                     Incorporated
                                                            by Reference

5       Opinion Re: Legality                                See Below

23.1    Consent of Accountant                               See Below

23.2    Consent of Counsel                                  See Below